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                                                                    Exhibit 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Cornerstone Bancorp, Inc. on Form S-8 of our report dated February 9, 1998, appearing in the Annual Report on Form 10-KSB for the year ended December 31, 1997 of Cornerstone Bank, predecessor to Cornerstone Bancorp, Inc.

/s/ DELOITTE & TOUCHE LLP


Stamford, Connecticut
March 1, 1999